UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Director

Effective as of February 29, 2012, Richard J. Markham resigned from the Board of Directors (the “Board”) of Anacor Pharmaceuticals, Inc. (the “Company”) and as the Chair of the Compensation Committee of the Board (the “Compensation Committee”).  Mr. Markham resigned due to other time commitments, and there are no disagreements between Mr. Markham and the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of February 29, 2012, the Board appointed Dr. Anders Hove, an existing member of the Compensation Committee, as the Chair of the Compensation Committee.

2011 Total Bonus Payment, 2012 Base Salaries and 2012 Cash Incentive Bonus Targets

On February 29, 2012, the Board, upon recommendation by the Compensation Committee, approved the cash incentive bonuses payable under the Company’s 2011 cash incentive bonus plan to the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), their 2012 base salaries (effective retroactively to January 1, 2012), and their target bonuses under the Company’s 2012 cash incentive bonus plan, as set forth in the table below.  The Board annually evaluates the performance, and determines the compensation of the Company’s executive officers based on the Board’s assessment of the individual’s performance, corporate performance and relative compensation for competitive positions in similar life sciences companies.  The Company’s 2012 compensation program includes the 2012 cash incentive bonus plan with pre-defined target payouts as a percentage of base salary based on achievement of corporate and individual objectives.

Named Executive Officer	2011 Total Bonus Payment (1), (2)	2012 Base Salary	2012 Target Bonus (3)
David P. Perry, President and Chief Executive Officer	$146,250	$504,563	50%

Geoffrey M. Parker, Senior Vice President, Chief Financial Officer	$75,480	$335,000	35%

Kirk R. Maples, Ph.D., Senior Vice President, Program Management	$69,802	$330,000	35%

Jacob J. Plattner, Ph.D., Senior Vice President, Research	$72,696	$330,000	35%

Irwin A. Heyman, Ph.D., Senior Vice President, Drug Development	$59,446	$300,000	35%

(1)         For Mr. Perry, the 2011 Total Bonus Payment is based on the achievement of 2011 corporate objectives.

(2)         For the named executive officers other than Mr. Perry, the 2011 Total Bonus Payment is based on achievement of 2011 corporate and individual objectives. For each such named executive officer, the level of achievement of individual objectives was determined quarterly, and the applicable individual component of the bonus was paid quarterly.

(3)         The 2012 Target Bonus represents a percentage of 2012 Base Salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2012	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer